UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2017

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On June 26, 2017, Sonoco Flexible Packaging Co., Inc., (the "Buyer"), a wholly owned subsidiary of Sonoco Products Company (the “Company”) announced it had signed a definitive agreement to acquire 100 percent of the stock of Clear Lam Packaging, Inc. (Clear Lam or "the Target"), subject to the terms and conditions of the Stock Purchase Agreement (the "Agreement"), for approximately $170 million in cash. The transaction is subject to normal regulatory review and is expected to close in the third quarter of 2017.

Founded in 1969, Clear Lam has manufacturing facilities in Elk Grove Village, Ill., and Nanjing, China, and has approximately 400 employees. Clear Lam is a developer and manufacturer of high barrier flexible and forming films used to package a variety of products for consumer packaging goods companies, retailers, and other industrial manufacturers, with a focus on structures used for perishable foods. Clear Lam serves markets including condiments, dairy, meats and cheese, produce, confection, fresh and prepared foods, nuts and snacks, food service and personal care.

The Agreement contains certain customary representations and warranties of the Buyer and Target. In addition, the Buyer and Target have agreed to certain covenants and agreements, including, among others: (1) customary covenants relating to the conduct of the Target's operations during the interim period between the execution of the Agreement and the closing; and (2) covenants of the parties to each other with respect to further assurances, updating of information and cooperation.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is included as Exhibit 2.1 to this report. The Agreement has been made an exhibit to this report in accordance with Securities and Exchange Commission rules in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, the Target, the Buyer, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, are solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, may be waived or modified by the parties to the Agreement, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of the Company, the Target, the Buyer, or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.
Section 8 – Other Events

Item 8.01	Other Events.

On June 26, 2017, Sonoco Products Company issued a news release announcing that it had signed a definitive agreement to acquire 100 percent of the stock of Clear Lam Packaging, Inc., as discussed in Item 1.01 above. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1
Stock Purchase Agreement, dated June 25, 2017 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated June 26, 2017, announcing its entry into a definitive agreement to acquire 100 percent of the stock of Clear Lam Packaging, Inc.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: June 27, 2017	By: /s/ John M. Florence
John M. Florence
Corporate Vice President, General Counsel and Secretary

EXHIBIT INDEX

2.1
Stock Purchase Agreement, dated June 25, 2017 (Schedules and exhibits have been omitted pursuant to Item 601 (b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules or exhibits upon request of the Securities and Exchange Commission.)

99	Registrant's news release dated June 26, 2017, announcing its entry into a definitive agreement to acquire 100 percent of the stock of Clear Lam Packaging Inc.